EXHIBIT 1

JOINT FILING AGREEMENT

We, the signatories of the Statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Dated: February 8, 2016.

AVISTA CAPITAL PARTNERS II GP, LLC

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	Authorized Representative

AVISTA CAPITAL PARTNERS II, L.P.
By:	Avista Capital Partners II GP, LLC its General Partner

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	Authorized Representative

AVISTA CAPITAL PARTNERS (OFFSHORE) II, L.P.
By:	Avista Capital Partners II GP, LLC its General Partner

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	Authorized Representative

AVISTA CAPITAL PARTNERS (OFFSHORE) II-A, L.P.
By:	Avista Capital Partners II GP, LLC its General Partner

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	Authorized Representative

ACP INC RESEARCH CO-INVEST, LLC
By:	Avista Capital Partners II GP, LLC its manager

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	Authorized Representative

INC RESEARCH MEZZANINE CO-INVEST, LLC
By:	Avista Capital Partners II GP, LLC its manager

By:	/s/ Ben Silbert
Name:	Ben Silbert
Title:	Authorized Representative